UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 13, 2011
(Date of earliest event reported)

CLEANTECH BIOFUELS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-145939	33-0754902
(State of or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

7386 Pershing Ave, University City, Missouri 63130
(Address of principal executive offices)

(314) 862-8670
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

ITEM 5.07.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On October 13, 2011, CleanTech Biofuels, Inc. (the “Company”) held its Annual Shareholder Meeting. There were issued and outstanding on September 8, 2011, the record date, 73,385,204 shares of the Company’s common stock, par value $0.001 (“Common Stock”) eligible to vote. There were present at said meeting in person or by proxy, shareholders of the Company who were the holders of 45,273,822 (61.7%) shares of Common Stock entitled to vote thereat constituting a quorum. The stockholders voted on matters as follows:

1. Election of Board of Directors (Class I) –

	Votes For	Votes Against	Votes Withheld	Abstentions
Paul Simon, Jr.	45,110,206	99,300	—	64,316
Jose Bared	43,449,300	1,205,083	—	619,439

The foregoing proposal passed and each nominee has been elected as Director for a three-year term.

There were no broker non-votes.

There were no other matters voted upon.

Ed Hennessey, David Bransby, Phd. and Jackson Nickerson, Phd. continue to serve as members of the Company’s Board of Directors.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 13, 2011, the Board of Directors of the Company approved the issuance of stock option grants to each non-management director (Paul Simon, Jr., Jackson Nickerson, David Bransby and Jose Bared) to purchase 90,000 shares of the Company’s Common Stock. All grants were made pursuant to the Company’s 2007 Stock Option Plan and have an exercise price of $0.025 per share, which was the closing value of the Company’s Common Stock as of October 13, 2011.

A Form of the Stock Option Agreement is included as Exhibit 10.26 and is incorporated herein by reference. The foregoing description of the Stock Option Agreement is qualified in its entirety by reference to the full text of such agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

CLEANTECH BIOFUELS, INC.

Date: October 19, 2011	By:	/s/ Edward P. Hennessey
		Name:	Edward P. Hennessey
		Title:	Chief Executive Officer and President

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